Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Lipella Pharmaceuticals Inc.

Pittsburgh, PA

We hereby consent to the incorporation by reference in this Registration Statement of Lipella Pharmaceuticals Inc. on Form S-8 of our report dated March 31, 2023, relating to the financial statements of Lipella Pharmaceuticals Inc., which appears in its Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Urish Popeck & Co., LLC

Pittsburgh, PA

June 2, 2023